EXHIBIT 99.1

February 15, 2007 Press Release

Timberline Reports $3.21-Million in Quarterly Revenue

February 15, 2007 – Coeur d’Alene – Timberline Resources Corporation (“Timberline”) (OTCBB:TBLC) today announced financial results for its fiscal first quarter, reporting record revenues of $3.21-million.  Virtually all revenue was generated by Timberline’s contract drilling subsidiary, Kettle Drilling, Inc. (“Kettle”), including Kettle’s Mexican subsidiary, World Wide Exploration, S.A. de C.V. (“World Wide”).  Net of business investments, exploration work, and financing activities, Timberline reported a first quarter loss of $1.14-million.

Timberline Chairman and CEO John Swallow stated, “As the December quarter inevitably includes a slow period near the holidays, we are pleased with these figures.  Heading into 2007, our considerable momentum will be enhanced by newly-priced contracts which contain significant upward price revisions.  Although we are continuing on an aggressive growth track at Kettle, we expect to demonstrate profitability by mid-year.”

Kettle and World Wide reported combined gross revenues of $3.21-million, a combined gross operating profit of $0.48-million, and a combined overall net loss of $0.61-million for the quarter ending in December 2006.  The loss reflects the costs associated with the continued rapid growth of Kettle and World Wide and includes the impact of the holiday shutdown period.  The four new drill rigs ordered in the first quarter are set to be staged into service over the next several months.  Kettle and World Wide currently have 11 drill rigs in the field, serving prominent mining and exploration companies including Newmont Mining, Barrick Gold, Industrias Penoles, and U.S. Gold.  The current market demand for top-tier contract drillers such as Kettle is virtually unprecedented.

Kettle Drilling General Manager Mark Church added, “Kettle’s Mexican subsidiary, World Wide Exploration, is off to a fantastic start under Operations Manager Paul Elloway, already reporting a nominal quarterly profit within months of launching its operations.  In addition to the three rigs already in service, a fourth rig is on its way and will be commissioned shortly.”

Mr. Church continued, “The industry’s chronic shortage of available drill rigs has led to some creative dialogue regarding the financing of additional new rigs.  Possible ‘win-win’ solutions under discussion include having our customers pay for new drill rigs up front, resulting in effectively interest-free loans and/or discounted paybacks for our drill purchases, even as we continue to charge market rates for our services.  The customer would benefit by having assurance that a particular drill rig is effectively subject to their right of first refusal.”

Timberline’s exploration business and main corporate office reported a net loss of $0.53-million for the quarter ending in December 2006.  The loss reflects costs related to the Kettle acquisition, the amortization of certain Kettle assets, and significant increases in stock based compensation and investor relations activity.  The loss also reflects exploration-related expenditures of $0.08-million.

Timberline’s full quarterly report can be viewed in its entirety on the SEC website which can be accessed from the “Investors” page of the Timberline website at www.timberline-resources.com.

Timberline Resources Corporation is a unique, growth-oriented company that combines positive cash flow from its ownership of Kettle Drilling, Inc. with "blue sky" upside from its mineral exploration division.  Timberline common stock is quoted on the OTC Bulletin Board under the symbol "TBLC."

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB, as amended, for the year ended September 30, 2006. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

Contact Information:

John Swallow, Chairman & CEO

Phone: (208) 664-4859

www.timberline-resources.com